Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial and Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Kevin Cummings, Principal Executive Officer of Investors Bancorp, Inc. (the “Company”) and Sean Burke, Executive Vice President and Principal Financial and Accounting Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2020 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 7, 2020	/s/ Kevin Cummings
Kevin Cummings
Chief Executive Officer
(Principal Executive Officer)

Dated:	August 7, 2020	/s/ Sean Burke
Sean Burke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.